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                                                                    EXHIBIT 99.2



News
Release

FOR IMMEDIATE RELEASE
October 9, 1998

Contact:  Lisa Prine
          (713) 209-8632

SISNEY APPOINTED PRESIDENT OF CROUSE-HINDS

HOUSTON, TX, Oct. 9 -- Steven L. Sisney has been appointed President of Crouse-Hinds, a division of Cooper Industries (NYSE:CBE). He reports to Ralph
E. Jackson, Jr., Executive Vice President for Cooper's Electrical Products segment. Sisney replaces William M. Tuck, 62, who is retiring after almost 40 years with the company.

         Sisney, 37, had been Vice President, Finance & Planning for Crouse-Hinds since 1995. He joined Cooper in 1987 and has held several corporate and operational management assignments. Sisney holds a B.S. degree in industrial engineering from Texas A&M University and an M.B.A. from Harvard University.

         Crouse-Hinds, a division of Cooper Industries, manufactures electrical products for light and heavy industrial applications, including fittings, enclosures, motor controls, lighting, plugs and intrinsically safe equipment for abusive, hazardous or corrosive environments. Headquartered in Syracuse, New York, Crouse-Hinds has manufacturing facilities in eight domestic and seven international locations. Cooper Industries is a diversified, worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the company's World Wide Web site: www.cooperindustries.com.

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